[OLSHAN LETTERHEAD]

                                                June 23, 2006

United States Securities and Exchange Commission
Division of Corporation Finance
Mail Stop 3720
100 F. Street, N.E.
Washington, D.C. 20549
Attn: Larry Spirgel, Assistant Director

         RE:   AMENDMENT NO. 3 TO RELATIONSERVE MEDIA, INC.
               REGISTRATION STATEMENT ON FORM SB-2 FILED JUNE 23, 2006
               FILE NO. 333-132586

Ladies and Gentlemen:

         We are securities counsel to RelationServe Media, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a
Registration Statement on Form SB-2 (the "Registration Statement") with the
Securities and Exchange Commission, with respect to the registration under the
Securities Act of 1933, as amended, of an aggregate of 78,431,665 shares (the
"Shares") of common stock, par value $.001 per share.

         We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and
By-laws of the Company, each as amended to date, the Registration Statement and such other documents and certificates, and we have made such examination of law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that the 39,343,893
Shares issued and outstanding on the date hereof are duly and validly issued, fully paid and non-assessable. In addition, the following Shares, when issued and paid for in accordance with the terms and conditions of the warrants, options or debentures, as the case may be, will be duly and validly issued, fully paid and non-assessable: (i) 11,798,952 Shares issuable upon exercise of warrants; (ii) 23,300,000 Shares issuable upon conversion of debentures; (iii)
600,000 Shares issuable

June 23, 2006

upon exercise of options; and (iv) 3,388,820 Shares issuable pursuant to certain anti-dilution provisions contained in constituent instruments and agreements under which the debentures, certain Shares and certain warrants were issued or by which they are governed.

         We are members of the Bar of the State of New York. We express no opinion as to any laws, statutes, regulations or ordinances other than the laws of the State of New York, the General Corporation Law of the State of Delaware
(the "DGCL") and the federal laws of the United States of America. In rendering our opinion as it relates to the laws of the State of Delaware, we have relied solely upon a review of the Constitution of the State of Delaware and the DGCL,
but not to the extent affected by other noncorporate law, and reported judicial decisions in the State of Delaware related to the subject matter of this opinion.

         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to this firm under the caption
"Legal Matters" in the Registration Statement.

                         Very truly yours,

                         /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                         OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP